                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                             GEOSCIENCE CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the "Shares"), of GeoScience Corporation (the "Company") are not immediately available or time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer To Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer To Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                   Continental Stock Transfer & Trust Company
                            Two Broadway, 19th Floor
                           Reorganization Department
                            New York, New York 10004

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (212) 616-7610

                        For Information (call collect):
                              (212) 509-4000 x 535

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Sercel Acquisition Corp., a Nevada corporation and a direct, wholly owned subsidiary of Sercel, Inc. and an indirect, wholly owned subsidiary of Compagnie Generale de Geophysique, upon the terms and subject to the conditions set forth in the Offer To Purchase, dated October 29, 1999 (the "Offer To Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer To Purchase.

Number of Shares: ______________________________________________________________

Certificate No(s). (if available): _____________________________________________

If Share(s) will be tendered by book-entry transfer, check the box. / /

Account Number: ________________________________________________________________

Date: ____________  Area Code and Telephone Number(s): _________________________

Name(s) of Record Holder(s): ___________________________________________________

                                 (PLEASE PRINT)

Signature(s): __________________________________________________________________

Address(es): ___________________________________________________________________

                                                              (ZIP CODE)

                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE

                      (Not to Be Used for Signature Guarantee)

    The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at its address set forth above, either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer To Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer To Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery. A "Nasdaq trading day" is any day on which The Nasdaq Stock Market, Inc.'s Nasdaq National Market is open for business.

Name of Firm:
                                               AUTHORIZED SIGNATURE

Address:                                       Name:
                                               TYPE OR PRINT

                                    ZIP CODE   Title:

Area Code and Telephone No.:                   Dated: ,

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.